UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

October 20, 2006

AURIGA LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26013	84-1334687
(State of incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)

5555 Triangle Parkway, Suite 300
Norcross, Georgia	30092
(Address of principal executive offices)	(Zip Code)

(678) 282-1600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1—REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01.      Entry Into a Material Definitive Agreement.

        On October 20, 2006, Auriga Laboratories, Inc. (the “Company”) and Pharmelle L.L.C. (“Pharmelle”) entered into that certain Co-Promotion Agreement (the “Agreement”). The Agreement provides for the exclusive appointment of Pharmelle in the United States as the co-promotor and marketer of the Company’s AQUORAL xerostomia (dry mouth) product (the “Product”). The Product will be marketed by Pharmelle and its sales force to doctors who treat conditions of the urogenital systems (“Specialists”).

        The Agreement also provides that:

        •     Pharmelle will establish and maintain a sales force of not less than twenty-five (25) sales representatives, and that Pharmelle will perform not less than nine thousand (9,000) visits to Specialists each quarterly period;

        •    Pharmelle will be responsible for promotion of the Product in accordance with a marketing plan developed at its cost, which plan shall be subject to approval by the Company;

        •    The Company will be responsible for accepting orders, invoicing customers and collecting receivables resulting from sales of the Product, as well as the development of training materials with respect to the Product, which it will deliver to Pharmelle; and

        •    The parties will at all times comply with any and all laws, rules, regulations and/or professional requirements applicable to the sale, marketing, manufacture and shipment of pharmaceutical products generally and the Product specifically.

        For its promotion and marketing services, the Agreement provides that Pharmelle will receive, for each quarter occurring while the Agreement is in effect, a percentage of net sales made during such quarterly period. Pharmelle will also receive tail payments at incrementally reduced percentages of net sales made in specified periods following the expiration or termination of the Agreement.

        The Agreement expires on January 15, 2009, and will be renewed for an additional two (2) year term should the parties mutually consent or if net sales for the Product exceed a stated threshold during the initial term. The Company may suspend or terminate sale of the Product if the Food and Drug Administration takes any action to prohibit or restrict the manufacture or sale of the Product. The Company may also terminate the manufacture, use and/or sale of the Product, within its sole discretion, upon six (6) months’ prior written notice to Pharmelle.

        A copy of the press release announcing the entry by the Company into the Agreement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

SECTION 9—FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01      Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed herewith:

Exhibit Number	Document
99.1	Press Release of Auriga Laboratories, Inc. dated October 26, 2006.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AURIGA LABORATORIES, INC.
Date: October 26, 2006	By: /s/ Philip S. Pesin
Philip S. Pesin
Chief Executive Officer

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